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                                   EXHIBIT 11


                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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                                                                         YEAR ENDED
                                                                         OCTOBER 31,

                                                              1996           1995         1994
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
Primary:
   Average shares outstanding                              8,045,743      7,869,614     7,806,313
   Net effect of dilutive stock options - based on
      treasury stock method using average market price        32,514         29,327        14,711
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   Totals                                                  8,078,257      7,898,941     7,821,024
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Net income                                                $3,252,476     $2,940,981    $2,666,214
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Per share amount                                              $0.40          $0.37         $0.34
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Fully diluted:
   Average shares outstanding                              8,045,743      7,869,614     7,806,313
   Net effect of dilutive stock options - based on
      treasury stock method using period end market
      price, if greater than the average market price         51,246         30,635        38,294
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   Totals                                                  8,069,989      7,900,249     7,844,607
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Net income                                                $3,252,476     $2,940,981    $2,666,214
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Per share amount                                              $0.40          $0.37         $0.34
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